Exhibit 3.2

BYLAWS
OF
MYCAUSE BEVERAGES INC.

ARTICLE I

STOCKHOLDERS

SECTION 1.      Stockholder Meetings.

(a)       Annual Meetings. The annual meeting of stockholders of MyCause Beverages Inc. (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date, time and place, if any, within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") shall determine.

(b)       Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Board of Directors (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies), and shall be held at such date and time, within or without the State of Delaware, as may be specified by order of the Board of Directors. If the Board of Directors fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

SECTION 2.       Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place at which the list of stockholders may be examined, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any other information required by law to be included in the notice. Unless otherwise provided by law, the Corporation's Certificate of Incorporation, as it may be amended from time to time (the "Certificate of Incorporation"), or these bylaws as it may be amended from time to time (the "Bylaws"), the notice of any meeting shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the "DGCL")) not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder of record entitled to vote at such meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL Such further notice shall be given as may be required by law. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders called by the Board of Directors may be cancelled, by resolution of the Board of Directors upon public announcement made prior to the date previously scheduled for such meeting of stockholders.

SECTION 3.       Quorum and Adjournment. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The presiding person at any meeting of stockholders may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 4.       Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors (the "Chairman"), or if none or in the Chairman's absence, the Chief Executive Officer, or in the Chief Executive Officer's absence, a Vice President, or, if none of the foregoing is present, by a presiding person to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting of stockholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding person at the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 5.       Voting: Proxies; Required Vote.

(a)       At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney in fact and otherwise complying with requirements of the DGCL (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(b)       When specified business is to be voted on by a class or series of stock voting as a class, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

SECTION 6.       Inspectors. The Board of Directors, in advance of any meeting, may, but need not unless required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. Each inspector, if any, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 7.       Notice of Stockholder Nominations and Other Business.

(a)       Annual Meetings of Stockholders:

(1)       Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7 as to such business or nomination. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters or nominations properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and included in the Corporation's proxy statement) at an annual meeting of stockholders.

(2)       Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred thirty (130) days prior to the date of such annual meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(3)       To be in proper form, a stockholder's notice delivered pursuant to this Section 7 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and, if applicable, the beneficial owner of the shares held of record by such stockholder (the "Beneficial Owner"), if any, and their respective affiliates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such persons' respective affiliates, or others acting in a concert therewith, on be other hand, including, without limitation all information that would be required-to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Beneficial Owner, if any, or any affiliate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and Beneficial Owner, if any, (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the Beneficial Owner, if any, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such Beneficial Owner, if any, (ii) (a) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such Beneficial Owner, (b) any derivative instrument such as an option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned or held beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has or shares a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, or any other agreement, arrangement or understanding (including any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation, (f) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and Beneficial Owner, if any, that are separated or separable from the underlying shares of the Corporation, (g) any proportionate interest in shares of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (h) any performance-related fees (other than an asset-based fee) that such stockholder and Beneficial Owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household, (i) any direct or indirect interest of such stockholder and Beneficial Owner, if any, in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (j) any pending or threatened litigation in which such stockholder and Beneficial Owner, if any, is or are a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (k) any material transaction occurring during the prior twelve months between such stockholder and Beneficial Owner, if any, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such Beneficial Owner, if any, any of their respective affiliates, and any others acting in concert with any of the foregoing with respect to such nomination or proposal, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the Beneficial Owner, if any, intends to be or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and Beneficial Owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (a)(3)(C)(ii) and (a)(3)(C)(iii) of this Section 7 shall be updated by such stockholder and Beneficial Owner, if any, not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(4)       Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)       Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or a committee thereof or (2) provided that the Board of Directors has determined that a purpose of the meeting is to elect directors, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 7 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(3) of this Section 7 with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred thirty (130) days prior to the date of such special meeting. the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(c)       Conduct of Meetings. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.

(d)       General.

(1)       Only such persons who are nominated in accordance with the procedures set forth in this Section 7 and the Certificate of Incorporation shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting of stockholders shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or Beneficial Owner, if any, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(3)(C)(v) of this Section 7 and (B) if the presiding person determines that any proposed nomination or other business was not made or proposed in compliance with this Section 7, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of a stockholder a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)       For purposes of this Section 7, "public announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the "SEC") pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)       Notwithstanding anything to the contrary in the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including clause (a)(1)(C) and paragraph (b) hereof), and compliance with clause (a)(1)(C) and paragraph (b) of this Section 7 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters or nominations properly brought under and in compliance with Rule 14a-8 of the Exchange Act, as it may be amended from time to time). Nothing in this Section 7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement with respect to an annual meeting of the Corporation pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 8.       Required Vote for Election of Directors. At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.       General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or other applicable law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 2.       Qualification: Number; Term; Remuneration.

(a)       Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The total number of directors that the Corporation would have if there were no vacancies (the "Whole Board") shall be fixed from time to time exclusively by action of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman.

(b)       Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement or removal from office.

(c)       Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and directors who are not employees of the Corporation may be paid such compensation as shall be approved by the Board of Directors.

SECTION 3.       Quorum and Manner of Voting. Except as otherwise provided by law or in these Bylaws, a majority of the Whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of directors during the meeting leaving less than a quorum of directors at the meeting.

SECTION 4.       Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.       Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 6.       Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, Chief Executive Officer or by a majority of the directors then in office.

SECTION 7.       Notice of Special Meetings. A notice of the place, date and time of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least twenty-four (24) hours before the day of the meeting; provided, however, if notice is sent by United States Mail, it shall be deposited in the United States Mail at least five (5) days before the date of the meeting. Notice shall be deemed to be given at the time of mailing, but the said twenty-four (24) hours' notice need not be given to any director who consents in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him or her.  Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

SECTION 8.       Chairman of the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 9 of this Article II, the Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 9.       Organization. At all meetings of the Board of Directors, the Chairman, or if there be none or in the Chairman's absence or inability to act, the Chief Executive Officer, if a member of the Board of Directors, or in the Chief Executive Officer's absence or inability to act, any Vice President who is a member of the Board of Directors, or if there be none or in such Vice President's absence or inability to act, a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

SECTION 10.     Resignation. Any director may resign at any time upon written notice to the Corporation, and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 11.     Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, if any should be outstanding, newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board of Directors then in office. No change in the number of authorized directors constituting the Whole Board shall shorten or increase the term of any incumbent director.

SECTION 12.     Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at such meting.

SECTION 13.     Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1.       Appointment. From time to time the Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.  The-Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 2.       Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.       Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing (which may be provided by electronic transmission), and such writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.       Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of all committees appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.       Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer and a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person unless specifically prohibited therefrom by law.

SECTION 2.       Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by a vote-of the Board of-Directors. Any vacancy in any office arising-from-any-cause-may be-filled-for the unexpired portion-of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.       Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by a vote of the Board of Directors.

SECTION 4.       Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers and may appoint and remove assistant officers and other agents and employees other than officers referred to in Section 1 of this Article IV.

SECTION 5.       Vice President. A Vice President shall have such authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.       Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7.       Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8.       Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

SECTION 9.      Other Officers. The Board of Directors may elect other officers from time to time, and vest such officers with such powers and duties, as the Board of Directors may deem proper.

ARTICLE V

BOOKS AND RECORDS

SECTION 1.      Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary or by such officer or agent as shall be designated by the Board of Directors or the Secretary.

SECTION 2.      Addresses-of Stockholders. Notices of-meetings-and-all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the SEC as they presently exist or may hereafter be amended.

ARTICLE VI

STOCK

SECTION 1.       Stock; Signatures. Shares of the Corporation's stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with applicable law as it presently exists or may hereafter be amended. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation that is represented by certificates shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and registered in certificated form. Stock certificates shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificated form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.       Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 3.      Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

SECTION 4.      Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost stolen or destroyed certificate, or the legal representative thereof, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificated or uncertificated shares.

SECTION 5.      Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 5 of Article VI or otherwise required by law or with respect to this Section 5 of Article VI a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VII

DIVIDENDS

Except as otherwise provided by law or the Certificate of Incorporation (including the terms of any Preferred Stock provided for therein), the Board of Directors shall have full power to determine-whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified it shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making. placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal. Affixing the corporate seal shall not be required for the validity of any contract or agreement, deed, promissory note or other document executed and delivered by the Corporation, except as otherwise required by law.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE

Whenever notice is required to be given by the Certificate of Incorporation, by these Bylaws or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him or her.

ARTICLE XII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1.       Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the chief financial officer, the Treasurer or any person designated by said chief financial officer or Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said chief financial officer, Treasurer or person so designated by the Treasurer.

SECTION 2.       Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Except as otherwise provided by the Board of Directors or the Chief Executive Officer, any officer of the Corporation may execute and deliver any deed, bond, mortgage, contract or other obligation or instrument in the name and on behalf of the Corporation.

SECTION 3.      Proxies; Powers of Attorney; Other Instruments. The Chief Executive Officer, the Treasurer, any Vice President or the Secretary or any other person designated by the Board of Directors shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chief Executive Officer, the Treasurer, any Vice President or the Secretary or any other person authorized by proxy or power of attorney executed and delivered by any of them in the name and on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock and may exercise in the name and on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE XIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS, AND INSURANCE

SECTION 1.       Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a "Covered Person") who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative in nature (a "proceeding"), by reason of the fact that such Covered Person, his or her testator or intestate, or a person for whom he or she is the legal representative, is or was, at any time during which these Bylaws are in effect or any time prior thereto (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation (including, for the purposes of this Article XIII, any predecessor of the Corporation absorbed by the Corporation in a consolidation, merger or reorganization), or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys' fees and disbursements), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. For purposes of this Article XIII, a director or officer of the Corporation serving as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent of a company of which the Corporation owns, directly or indirectly, a majority of the shares or other interests entitled to vote in the selection of its directors or the members of a comparable governing body or of an employee benefit plan of the Corporation or of any such company shall be deemed to have served in such capacity at the request of the Corporation, and actions taken or omitted by a Covered Person on behalf of such an employee benefit plan of the Corporation or of any direct or indirect subsidiary of the Corporation, if done in good faith and in a manner that he or she reasonably believed was in the best interests of the employee benefit plan or its participants or beneficiaries, shall be deemed to have been done in a manner not opposed to the best interests of the Corporation, and actions taken or omitted on behalf of a direct or indirect subsidiary of the Corporation (even if not wholly owned by the Corporation), if done in good faith and in a manner that he or she reasonably believed to be in the best interests of the subsidiary or its owners, shall be deemed to have been done in a manner not opposed to the best interests of the Corporation, and, in each case, with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Except as otherwise provided in this Article XIII, and other than proceedings to enforce rights conferred by the Certificate of Incorporation or this Article XIII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person (other than proceedings to enforce rights conferred by the Certificate of Incorporation of the Corporation or these Bylaws) only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees and disbursements) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within a reasonable period after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to Section 2 of this Article XIII); provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise.

SECTION 2.       Request for Indemnification or Advancement. To obtain advancement or indemnification under this Article XIII, a claimant first shall submit to the Corporation a written request, including such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement or indemnification, and the Board of Directors, by a vote of a majority of Directors not interested in the matter, shall determine the claimant's entitlement thereto. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within a reasonable period after such determination.

SECTION 3.       Preservation of Other Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article XIII, (a) shall not be exclusive of, and the Corporation is authorized to honor or provide, any other right that such Covered Person may have or hereafter acquire, which other right may provide indemnification and advancement in excess of the indemnification and advancement otherwise permitted by the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the Corporation, its stockholders and others, and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person's service occurring prior to the date of such termination. The Corporation may enter into agreements providing for indemnity of or advancement of expenses to a director or officer containing such provisions further to or alternative to the provisions of this Article XIII as the Board of Directors determines is in the best interests of the Corporation. However, notwithstanding the foregoing, the Corporation's obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity, or other enterprise shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity, or other enterprise; and in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 4.       Contract Rights; Survival. The rights conferred upon Covered Persons in this Article XIII shall be contract rights that vest at the time of such person's service to or at the request of the Corporation, and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any repeal, other termination, amendment, alteration or modification of the provisions of this Article XIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or such person's successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged act or omission occurring prior thereto while such a person was a director or officer of the Corporation or any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

SECTION 5.       Indemnification of and Advancement of Expenses to Other Persons. This Article XIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses (on substantially similar terms and subject to the same obligations as those set forth in Sections 1 and 2 of this Article XIII) to persons other than Covered Persons when and as authorized by the Board of Directors.

SECTION 6.       Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

SECTION 7.       Interpretation. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE XIV

AMENDMENTS

The Board of Directors shall have power to adopt, amend, modify or repeal these Bylaws. The stockholders of the Corporation shall have the power to adopt, amend, modify or repeal these Bylaws at a duly called meeting of the stockholders; provided, that notice of the proposed adoption, amendment, modification or repeal was given in the notice of the meeting.